                                                                    EXHIBIT 25.3
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           __________________________

                                    FORM T-1

                         STATEMENT OF ELIGIBILITY UNDER
                      THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
              Check if an Application to Determine Eligibility of
                   a Trustee Pursuant to Section 305(b)(2)___
            _______________________________________________________

                      U.S. BANK TRUST NATIONAL ASSOCIATION
              (Exact name of Trustee as specified in its charter)

   111 East Wacker Drive, Suite 3000                             36-4046888
           Chicago, Illinois                    60601          I.R.S. Employer
(Address of principal executive offices)     (Zip Code)       Identification No.


                               Steven E. Charles
                       111 East Wacker Drive, Suite 3000
                            Chicago, Illinois 60601
                            Telephone (312) 228-9418
           (Name, address and telephone number of agent for service)


                         Household Finance Corporation
              (Exact name of obligor as specified in its charter)

           Delaware                                     36-1239445
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

2700 Sanders Road
Propsect Heights                                           60070
(Address of Principal Executive Offices)                 (Zip Code)

            Debt Securities and Warrants to Purchase Debt Securities
                      (Title of the Indenture Securities)

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

                                    FORM T-1
                                    --------


Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

          a) Name and address of each examining or supervising authority to which it is subject.
                    Comptroller of the Currency
                    Washington, D.C.

          b)  Whether it is authorized to exercise corporate trust powers.
                    Yes

Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
              None

Items 3-15    Not applicable because, to the best of Trustee's knowledge, the
              Trustee is not a trustee under any other indenture under which any other securities or certificates of interest or participation in any other securities of the obligor are outstanding and there is not, nor has there been, a default with respect to securities issued under this indenture.

Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

          1. A copy of the Articles of Association of the Trustee now in effect, incorporated herein by reference to Exhibit 1 to Item 16 of Form T-1, Registration No. 333-18235*

          2. A copy of the certificate of authority of the Trustee to commence business, incorporated herein by reference to Exhibit 2 to Item 16 of Form T-1, Registration No. 333-18235.*

          3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 to Item 16 of Form T-1, Registration No. 333-18235*

          4. A copy of the existing bylaws of the Trustee, as now in effect, incorporated herein by reference to Exhibit 4 to Item 16 of Form T-1, Registration No. 333-18235*

          5. Not applicable.

          6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 of Form T-1, Registration No. 333-18235*

          7. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority, filed herewith.

          8. Not applicable.

          9. Not applicable.

     * See* at top of page 3

                                       2
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   * Exhibits thus designated are incorporated herein by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 filed by the Trustee with the Securities and Exchange Commission with the specific references noted.



                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois on the 24th day of February, 1999.


                                U.S. BANK TRUST NATIONAL ASSOCIATION

                                By:   /s/ Steven E. Charles
                                      -----------------------------------
                                      Steven E. Charles
                                      Vice President and Assistant Secretary

                                       3
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
U.S. Bank Trust National Association     Call Date: 12/31/1998       ST-BK: 17-1638      FFIEC 033
400 North Michigan Avenue                                                               Page RC- 1
Chicago, IL 60611                       Vendor ID: D                CERT: 34094          9


Transit Number: 09600069

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1998

All schedules are to reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC -- Balance sheet


                                                                                                C200
                                                                          Dollar Amount in Thousands
----------------------------------------------------------------------------------------------------
ASSETS
 1.  Cash and balances due from depository institutions
     (from Schedule RC-A):                                           RCON
                                                                     ----
     a.  Noninterest-bearing balances and currency and coin (1)__    0081..           11,111      1.a
     b.  Interest-bearing balances (2)___________________________    0071..           48,890      1.b
 2. Securities:
     a.  Held-to-maturity securities (from Schedule RC-B,
         column A)_______________________________________________    1754..                0      2.a
     b.  Available-for-sale securities (from Schedule RC-B,
         column D)_______________________________________________    1773..            3,735      2.b
 3.  Federal funds sold and securities purchased under agreements
     to resell___________________________________________________    1350..                0      3.
 4.  Loans and lease financing receivables:
     a.  Loans and leases, net of unearned income    RCON
                                                    ----
         (from Schedule RC-C)___________________     2122..      0           . . . . . . . .      4.a
     b.  LESS: Allowance for loan and lease
         losses_________________________________     3123..      0           . . . . . . . .      4.b
     c.  LESS: Allocated transfer risk reserve__     3128..      0           . . . . . . . .      4.c
     d.  Loans and leases, net of unearned
         income, allowance, and reserve (item
         4.a minus 4.b and 4.c)__________________________________    2125..                0      4.d
 5.  Trading assets______________________________________________    3545..                0      5.
 6.  Premises and fixed assets (including capitalized leases)____    2145..               82      6.
 7.  Other real estate owned (from Schedule RC-M)________________    2150..                0      7.
 8.  Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M)______________________________    2130..                0      8.
 9.  Customers' liability to this bank on acceptances outstanding    2155..                0      9.
10. Intangible assets (from Schedule RC-M)_______________________    2143..           44,547     10.
11. Other assets (from Schedule RC-F)____________________________    2160..            2,739     11.
12. Total assets (sum of items 1 through 11)_____________________    2170.           111,104     12.
-------------

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.


U.S. Bank Trust National Association            Call Date: 12/31/1998           ST-BK: 17-1638          FFIEC  033
400 North Michigan Avenue                                                                               Page RC-2
Chicago, IL 60611                               Vendor ID: D                    CERT: 34094

10
Transit Number: 09600069


Schedule RC-Continued

                                                                                              Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------------------

Liabilities

13. Deposits:
    a. In domestic offices (sum of totals of                                       RCON
                                                                                   ----
       columns A and C from Schedule RC-E)_________________________________________2200. .             0        13.a
                                                                 RCON
                                                                 ----
       (1) Noninterest-bearing (1)_______________________________6631. .   0               . . . . . . .        13.a.1
       (2) Interest-bearing______________________________________6636. .   0               . . . . . . .        13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs_______________        . . . . . . .
       (1) Noninterest-bearing_____________________________________________________        . . . . . . .
       (2) Interest-bearing________________________________________________________        . . . . . . .
14. Federal funds purchased and securities sold under agreements to repurchase_____2800. .             0        14.
15. a. Demand notes issued to the U.S. Treasury____________________________________2840. .             0        15.a
    b. Trading liabilities_________________________________________________________3548. .             0        15.b
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
    a.  With a remaining maturity of one year or less______________________________2332. .            0         16.a
    b.  With a remaining maturity of more than one year through three years________A547. .            0         16.b
    c.  With a remaining maturity of more than three years_________________________A548. .            0         16.c
17. Not applicable
18. Bank's liability on acceptances executed and outstanding_______________________2920. .            0         18.
19. Subordinated notes and debentures (2)__________________________________________3200. .            0         19.
20. Other liabilities (from Schedule RC-G)_________________________________________2930. .        2,627         20.
21. Total liabilities (sum of items 13 through 20)_________________________________2948. .        2,627         21.
22. Not applicable

EQUITY CAPITAL

23. Perpetual preferred stock and related surplus__________________________________3838. .            0         23.
24. Common stock___________________________________________________________________3230. .        1,000         24.
25. Surplus (exclude all surplus related to preferred stock)_______________________3839. .      106,712         25.
26. a. Undividend profits and capital reserves_____________________________________3632. .          762         26.a
    b. Net unrealized holding gains (losses) on available-for-sale securities______8434. .            3         26.b
27. Cumulative foreign currency translation adjustments____________________________           . . . . .
28. Total equity capital (sum of items 23 through 27)______________________________3210. .      108,477         28.
29. Total liabilities and equity capital (sum of items 21 and 28)__________________3300. .      111,104         29.

Memorandum

To be reported only with the March Report of Condition.
 1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent
    external auditors as of any date during 1997___________________________________6724. .         N/A          M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state charter-ing authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external
    auditors
6 = Compilation of the bank's financial statements by
    external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

--------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes Limited Life preferred stock and related surplus.

U.S. Bank Trust National Association            Call Date: 12/31/1998           ST-BK: 17-1638          FFIEC  033
400 North Michigan Avenue
Chicago, IL 60611                               Vendor ID: D                    Cert: 34094             Page RC- 3

                                                                              11
Transit Number: 09600069

Schedule RC-A -- Cash and Balances Due From Depository Institutions

Exclude assets held for trading.                                            C205

                                                                                               Dollar Amounts in Thousands
--------------------------------------------------------------------------------------------------------------------------
1. Cash items in process of collection, unposted debits, and currency and coin:         RCON
                                                                                        ----
   a. Cash items in process of collection and unposted debits___________________________0020. .        0             1.a
   b. Currency and coin_________________________________________________________________0080. .        0             1.b
2. Balances due from depository institutions in the U.S.:
   a. U.S. branches and agencies of foreign banks_______________________________________0083. .        0             2.a
   b. Other commercial banks in the U.S. and other depository institutions in the U.S.__0085. .   60,001             2.b
3. Balances due from banks in foreign countries and foreign central banks:
   a. Foreign branches of other U.S. banks______________________________________________0073. .        0             3.a
   b. Other banks in foreign countries and foreign central banks________________________0074. .        0             3.b
4. Balances due from Federal Reserve Banks______________________________________________0090. .        0             4.
5. Total (sum of items 1 through 4) (must equal Schedule RC, sum of items 1.a and 1.b)__0010. .   60,001             5.


Memorandum                                                                                     Dollar Amounts in Thousands
--------------------------------------------------------------------------------------------------------------------------
1. Noninterest-bearing balances due from commercial banks in the U.S.                   RCON
                                                                                        ----
   (included in items 2.a and 2.b above)________________________________________________0050. .   11,111             M.1